UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2025

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As previously disclosed in Wabash National Corporation’s (the “Company”) filings with the Securities and Exchange Commission, on (1) October 6, 2020, the Company was named as a co-defendant in a lawsuit, Eileen Williams, Elizabeth Perkins, et al. v. Wabash National Corporation, et al. (the “Product Liability Matter”), filed in the Circuit Court of the City of St. Louis, Missouri (the “Circuit Court”), (2) September 5, 2024, a jury awarded compensatory damages of $12.0 million and punitive damages of $450 million against the Company in the Product Liability Matter, and (3) November 22, 2024, applying an offset related to the plaintiff’s settlement with a separate defendant, the Circuit Court entered judgment in the Product Liability Matter consisting of compensatory damages of $11.5 million and punitive damages of $450 million. The Product Liability Matter related to a 2019 motor vehicle accident in which a passenger vehicle with an unobstructed view struck the back of a nearly stopped 2004 Wabash trailer that was operated by co-defendant GDS Express Inc. at the time of the accident. The evidence was undisputed that the trailer fully complied with all applicable regulations.
On March 20, 2025, the Circuit Court determined that the punitive damage award in the Product Liability Matter did not comport with the Company’s constitutional rights. Accordingly, the Circuit Court ordered the punitive damages award reduced to $108 million with the compensatory damages award remaining at $11.5 million (collectively, the “Adjusted Award”).
The Company believes both that the Adjusted Award remains abnormally high and the verdict is not supported by the facts or the law. Among other things, and despite precedent to the contrary, the jury was prevented from hearing critical evidence in the case, including that the driver’s blood alcohol level was over the legal limit at the time of the accident. The fact that neither the driver nor his passenger was wearing a seatbelt was also kept from the jury, even though plaintiffs argued both would have survived a 55-mile-per-hour collision had the vehicle not broken through the trailer’s rear impact guard. The Company continues to evaluate all available legal options.
The ultimate outcome of the Product Liability Matter cannot be predicted with any certainty and the Adjusted Award could materially and adversely affect the Company’s financial condition, results of operations and cash flows.
Forward-Looking Statements
This Current Report on Form 8-K (“Current Report”) contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this Current Report other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the litigation described above, expectations regarding insurance coverage, the Company’s assessment of litigation and any actions the Company may take in response to the jury’s findings and trial court’s judgment, including post-trial motions and appeals, and the impact of litigation on the Company’s business and financial condition. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include outcomes with respect to the Product Liability Matter and the Adjusted Award, the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this Current Report and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: March 24, 2025	By:	/s/ M. Kristin Glazner
M. Kristin Glazner
Senior Vice President, Chief Administrative Officer, Corporate Secretary